UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October, 28 2011

SIFCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

970 East 64th Street, Cleveland Ohio	44103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 881-8600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Effective October 28, 2011, SIFCO Industries, Inc. (“SIFCO” or “Company”), through a wholly-owned subsidiary, entered into an asset purchase agreement (the “Purchase Agreement”) for the purchase of the forging business and substantially all related operating assets from GEL Industries, Inc. (DBA Quality Aluminum Forge), located in Orange, California. For a more detailed description of the transaction, see Section 2 – Financial Information, Item 2.01—Completion of Acquisition or Disposal of Assets.

Effective October 28, 2011, SIFCO also entered into an amendment to its existing credit agreement (the “Credit Agreement Amendment”) with Fifth Third Bank increasing the maximum amount from $30.0 million to $40.0 million, of which $10.0 million will be a five (5) year term loan and $30.0 million will be a five (5) year revolving loan, secured by substantially all the assets of the Company and its U.S. subsidiaries and a pledge of 65% of the stock of its non-U.S. subsidiaries. Borrowing under the term loan bears interest at a rate equal to Libor plus 2.00%. Borrowing under the revolving loan bears interest at a rate equal to Libor plus 0.75% to 1.75%, which percentage fluctuates based on the Company’s leverage ratio of outstanding indebtedness to EBITDA. The loans are subject to certain customary financial covenants including, without limitation, covenants that require the Company to not exceed a maximum leverage ratio and to maintain a minimum fixed charge coverage ratio. There is also a commitment fee ranging from 0.10% to 0.25% to be incurred on the unused balance. The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment attached to this Form 8-K as Exhibit 4.2 and incorporated herein by reference.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposal of Assets

On October 28, 2011, through its wholly-owned subsidiary, Forge Acquisition, LLC (“Forge Acquisition”), SIFCO completed the purchase of the forging business and substantially all related operating assets from GEL Industries, Inc. (DBA Quality Aluminum Forge) (“QAF”). The forging business is operated in QAF’s Orange and Long Beach, California facilities. The purchase price for the forging business and related operating assets is $24.0 million payable in cash, subject to certain adjustments related principally to the delivered working capital level and/or indemnification holdback provisions under the Purchase Agreement. In addition, SIFCO has assumed certain current operating liabilities of the forging business. The foregoing description of the acquisition transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement attached to this Form 8-K as Exhibit 10.16 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

The disclosure in Item 1.01 relating to the Credit Agreement Amendment and Exhibit 4.2 of this report are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description
4.2	First Amendment and Joinder to Credit and Security Agreement among Fifth Third Bank and SIFCO Industries, Inc. (and subsidiaries) dated October 28, 2011*

10.16	Asset Purchase Agreement between GEL Industries, Inc. (DBA Quality Aluminum Forge) and Forge Acquisition, LLC (a wholly-owned subsidiary of SIFCO Industries, Inc.) dated October 28, 2011*

99.1	Press Release dated November 1, 2011 – SIFCO Industries, Inc. announces the acquisition of the forging business and related assets from GEL Industries, Inc. (DBA Quality Aluminum Forge)

*	Pursuant to Item 601(b) (2) of Regulation S-K, certain exhibits and schedules have been omitted from this filing. The registrant agrees to furnish to the Securities and Exchange Commission on a supplemental basis a copy of any omitted exhibit or schedule.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: November 1, 2011	/s/ Frank A. Cappello
Frank A. Cappello
Vice President – Finance and
Chief Financial Officer
(Principal Financial Officer)